NEWS RELEASE

Contact: Alliance Data

Ed Heffernan — Analysts/Investors

972.348.5191
Ed.Heffernan@alliancedata.com

Shelley Whiddon – Media
972.348.4310
Shelley.Whiddon@alliancedata.com

City of Austin

Ed Clark – media
512.322.6514

ALLIANCE DATA SIGNS MULTI-YEAR UTILITY SERVICES EXTENSION AGREEMENT WITH CITY OF AUSTIN

DALLAS, Texas (Jan. 10, 2008) — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year extension agreement with The City of Austin. The City of Austin operates the nation’s 10th-largest community-owned electric utility, providing electric, water and waste water services, and is a top-10 client in Alliance Data’s Utility Services business. The City of Austin provides services to more than 420,000 residential, commercial, industrial and institutional customers located in the city of Austin, and throughout Travis County and a small portion of neighboring Williamson County.

Under the terms of the agreement, Alliance Data will continue to provide customer information system (CIS) application hosting and management, bill print and mail services, online customer care, and electronic bill presentment and payment. The City of Austin has been a client of Alliance Data since 1998.

“We continuously strive to take a progressive approach to our utility operations, and it is critical that we have a partner like Alliance Data that understands our business and has the capacity to support our strategic plans,” said Andres Carvallo, chief information officer for The City of Austin. “Alliance Data has been a highly reliable and effective partner for nearly a decade, and we are pleased to extend our relationship with them.”

“The City of Austin has consistently demonstrated a pioneering approach with regard to adopting innovative technologies and processes that improve their utility’s business operations,” said Jeff Shorter, president of Alliance Data’s Utility Services. “By bringing to bear our significant industry expertise, experience and solutions, Alliance Data will continue to deliver the right offering that augments The City of Austin’s innovation strategy. We are proud of our longstanding relationship with them and are confident in our ability to continue providing solutions that support their business needs.”

About Alliance Data

Alliance Data (NYSE:  ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES®, North America’s premier coalition loyalty program, and Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the company’s proposed merger with Aladdin Merger Sub, Inc., an affiliate of The Blackstone Group, announced on May 17, 2007.  The company cannot provide any assurance that the proposed merger transaction  will be completed. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the company’s most recent Form 10-K.

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